UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________

FORM 8-K
___________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):   March 26, 2013

Mortgagebrokers.com Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	333-105778	05-0554486
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

294 Richmond Street East, Suite 200
Toronto, Ontario, CANADA, M5A 1P5
 (Address of principal executive offices)(Zip Code)

416-362-4888
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS

This Current Report on form 8-K (this “Report”) contains forward-looking statements. The forward-looking statements are contained principally in the sections entitled “Description of Business,” “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” These statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “anticipates,” “believes,” “seeks,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “would” and similar expressions intended to identify forward-looking statements. Forward-looking statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. These risks and uncertainties include, but are not limited to, the factors described in the section captioned “Risk Factors” below. Given these uncertainties, you should not place undue reliance on these forward-looking statements.  Such statements may include, but are not limited to, information related to: anticipated operating results; relationships with our customers; consumer demand; financial resources and condition; changes in revenues; cost of sales; selling, general and administrative expenses; interest expense; legal proceedings and claims.

Also, forward-looking statements represent our estimates and assumptions only as of the date of this Report. You should read this Report and the documents that we reference and filed as exhibits to this Report completely and with the understanding that our actual future results may be materially different from what we expect. Except as required by law, we assume no obligation to update any forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in any forward-looking statements, even if new information becomes available in the future.

Item 1.01          Entry Into a Material Definitive Agreement.

Share Exchange Agreement

On March 26, 2013, (the “Closing Date”), MortgageBrokers.com Holdings, Inc. (the “Company”, “we”, “our”) entered into a share exchange agreement (the “Exchange Agreement”) by and among (i) the Company, (ii) MoPals, Inc., a Nevada corporation (“MoPals (Nevada)”); (iii) Alex Haditaghi (“Company Principal Shareholder”) and (iv) the shareholders of MoPals (Nevada) (“MoPals Nevada Shareholders”). Pursuant to the terms of the Exchange Agreement, the Company acquired 100% of the issued and outstanding equity securities of MoPals (Nevada) in exchange for the issuance of 50,000,000 shares of the Company’s common stock, par value $0.001 per share (each a “Share” and collectively, the “Common Stock”)(the “Share Exchange”).

Immediately prior to and concurrent with execution of the Share Exchange, the Company entered into a certain Agreement of Sale, dated March 26, 2013 (the “Agreement of Sale”) pursuant to which the Company transferred to MortgageBrokers.com Canada Inc., a Canada Corporation, all of the Company’s equity interest in the Company’s mortgage brokerage business and MortgageBrokers.com Canada Inc. agreed to assume any and all liabilities associated with the Company’s mortgage brokers business, including, but not limited to the commitments, liabilities and contingent liabilities, effective immediately prior to closing of the Share Exchange. Pursuant to the Agreement of Sale, the Company’s Principal Shareholder forfeited all rights to any monies owed to the Company Principal Shareholder by the Company associated with a shareholder loan of approximately $25,000 (the “Spin Out and Cancellation”).

The foregoing descriptions of the terms of the Exchange Agreement are qualified in its entirety by reference to the provisions of the agreement filed as Exhibit 2.1 to this Report, which is incorporated by reference herein.

Item 2.01          Completion of Acquisition or Disposition of Assets.

The disclosure in Item 1.01 of this Report regarding the Share Exchange is incorporated herein by reference in its entirety.

FORM 10 DISCLOSURE

As disclosed elsewhere in this Report, on March 26, 2013, the Company acquired MoPals (Nevada) in a share exchange transaction.  Item 2.01(f) of Form 8-K provides that if the registrant was a shell company, other than a business combination related shell company, as those terms are defined in Rule 12b-2 under the Exchange Act, immediately before the reverse acquisition transaction, then the registrant must disclose the information that would be required if the registrant were filing a general form for registration of securities on Form 10 under the Exchange Act reflecting all classes of the registrant’s securities subject to the reporting requirements of Section 13 of the such Exchange Act upon consummation of the transaction.

Because the Company executed the Spin Out and Cancellation prior to the Share Exchange, and even though the Company was not a deemed to be a shell company immediately before the Share Exchange, we are providing below the information that we would be required to disclose on Form 10 under the Exchange Act if we were to file such form.  Please note that the information provided below relates to the combined enterprises after the acquisition of MoPals (Nevada), except that information relating to periods prior to the date of the reverse acquisition only relate to MoPals (Nevada) unless otherwise specifically indicated.

Information in response to this Item 2.01 below is keyed to the items numbers of Form 10.

DESCRIPTION OF BUSINESS

Our Corporate History and Background

Mortagebrokers.com Holdings, Inc. (the “Company”, “we”, and “our”) was incorporated under the laws of Delaware on February 6, 2003 as MagnaData, Inc.  In February 2005, articles of amendments were filed with the State of Delaware changing the name of our Company to MortgageBrokers.com Holdings, Inc. and thereafter operated as a mortgage brokerage in Canada.  The Company intends to file articles of amendments with the State of Delaware changing the name of our Company to MoPals.com, Inc. pursuant to the Spin Out and Cancellation and subsequent execution of the Exchange Agreement.

Corporate History of MoPals (Nevada)

MoPals (Nevada) was incorporated in the State of Nevada on November 6, 2012.

IQIC.com Inc. (“IQIC”) was incorporated federally in Canada on August 7, 2012.  On November 7, 2012, IQIC filed Articles of Amendment to its Articles of Incorporation to change its name to “MoPals Canada Inc.” (“MoPals Canada Inc.”).  Mopals Canada Inc. has 100 shares outstanding.  All of these shares are owned by the parent company, MoPals (Nevada), making MoPals Canada Inc. a wholly-owned subsidiary of MoPals (Nevada).

Pursuant to execution of the Exchange Agreement, MortgageBrokers.com Holdings, Inc. acquired 100% of the issued and outstanding equity securities of MoPals (Nevada) and subsequently intends to change the Company’s name to MoPals,com, Inc.

MoPals Industry

The social media industry employs web- and mobile-based technologies to support interactive dialogue and “introduce substantial and pervasive changes to communication between organizations, communities, and individuals.” Social media are social software which mediates human communication.  When the technologies are in place, social media is ubiquitously accessible, and enabled by scalable communication techniques.  In the year 2012, social media became one of the most powerful sources for news updates through platforms such as Twitter and Facebook.  The main increase in social media has been on Facebook, which was ranked as the number one social networking site.  Approximately 1 Billion users access this site through their mobile phone.  Global consumers spend more than six hours a week on social networking sites.

The reward loyalty program industry is a structured marketing effort that rewards, and therefore encourages, loyal buying behavior — behavior which is potentially beneficial to the brand.

In marketing generally and in retail more specifically, a loyalty program, loyalty card, rewards card, points cards or programs, advantage cards, or a club card is a plastic or paper card, visually similar to a credit or debit card that identifies the card holder as a member in a loyalty program. Loyalty programs are a system of the loyalty business model.  In Canada, it is typically called a loyalty card; in the United States, a discount, club or rewards card and in the United Kingdom, a loyalty card.  Cards typically have a barcode or magnetic stripe that can be easily scanned.  Some are chip cards and by presenting the card, or earning points, the purchaser is typically entitled to either a discount on the current purchase, or an allotment of points that can be used for future purchases or promotions.

Business Overview

MoPals leverages the power of social media to empower members and facilitate brand engagement. In its simplest form, MoPals is a social media loyalty platform where members earn  MoMiles for their social media activity as it relates to brand ambassadorship. Activity can include liking a brand’s Facebook page, sharing a business’ offer, or generating buzz through free polls. Members can redeem MoMiles in the MoMarket for travel, merchandise, and more.

MoMiles are the exclusive MoPals currency.  MoMiles are earned as points when a variety of activities are accomplished on the MoPals platform.

Though MoPals runs as a web-based application, it will also be accessible via a smartphone and tablet app for iPhones and Androids, which will deliver unique and easy-to-use iterations of MoPals’ services and network.  Because members authenticate their user accounts with Facebook, MoPals has access to public data about its members via Facebook’s API. MoPals leverages this data to tailor a custom experience for its users, crafting a network that is made to suit their interests.

Unlike Groupon and other daily deal sites, MoPals knows its members a lot better and is able to provide only the best and most targeted offers via Web 3.0 technology. We expect our  members will be thrilled to log on to MoPals and find their most coveted items and latest trends in their selected interests available for purchase. Because transparency is one of MoPals’ core values, members are aware that their information is used to bring them the best experience, and they appreciate the fact that their information (emails, usernames, etc.) is not sold to any third parties.

The most efficient way to reach new customers is to make it easy for existing customers to have authentic conversations about that brand with their friends1.  For businesses, MoPals is a great opportunity to build brand awareness, connect with existing ambassadors, and grow a business’ fan base. Working with MoPals’ team, we’ll be able to help brands devise a custom solution to fit their  marketing needs. Unlike Daily deal sites, which may cheapen a brand and threaten the business’s bottom line, MoPals’ offers businesses performance-driven campaign results with a tangible Return on Investment (ROI).  With over 8 Million SME’s in North America, there is a tremendous opportunity to provide an easy to use, inexpensive loyalty program to these businesses.  With over 2 Billion loyalty program memberships and 96% of a Generation Y on social media, the MoPals platform is positioned  for tomorrow’s consumer, today.

Business Strategy

To Grow Our Member Base:

We intend to launch a robust and dynamic user acquisition strategy, leveraging best practices of traditional acquisition models: contests, email campaigns, co-sponsorships, as well as viral and word-of-mouth (“WOM”) models including celebrity endorsements, targeting influencers, targeted geographic campaigns and referrals.  In conjunction with our in-house efforts, we will use public relations firms to optimize our messaging.

1 http://www.manumatix.com/

To Optimize Engagement - Our Members’ Daily Visits and Interactions:

We plan to offer a user experience model that captures the imagination of our members, while simultaneously providing them value-added services and perks.  Our surveys and contests will aim to ensure engagement during our initial launch phase, while our rewards program combined with our relevant and we anticipate that the targeted offers will result in repeat visits and purchases.

To be Multi-Platform:

In order to optimize our reach with potential members and to be on point with trending user behavior, we plan to launch our services on multiple application platforms on the personal computer/tablet based world wide web (“Internet”) and Free IOS and Android Apps via wireless mobile device networks (“Mobile”).

To Develop an Intelligent Data Mining Engine:

To differentiate our services to both advertisers and users, we aim to create robust and dynamic data mining capabilities so as to provide targeted offers, targeted ‘Pal’ recommendations, targeted surveys and more – all the while enhancing our database intelligence and points of leverage in order to provide optimized return on investment for clients and advertisers.

Products & Services

MoPals’ software will be a multi-platform and will aim to integrate with all major social media sites, such as Facebook, Twitter, LinkedIn, Instagram, and Pinterest.  Our product development approach is centered on building the most useful tools that enable users to connect, share, discover, and communicate with each other.  Our products for users are free of charge and available on the Internet and Mobile platforms.

The MoPals’ proprietary software allows merchants to send customized and targeted brand promotions to our Mopals’ members, using the wealth of information that is being volunteered over social media sites.

Our products and services include:

●	Promotional offers. We will be featuring promotional offers from our national and local merchants and distributing them by email to our MoPals’ members.
●	Self-Service Deals. Our merchants can use our self-service platform to create and launch deals at their discretion on our site.
●	Member-Generated Polls. Our members will be able to create and generate polls and send them to their friends.
●	Member-Generated Surveys. Our members will be able to create surveys and send them to their friends.
●	Our merchants will be able to create polls or surveys to be posted on the MoPals’ site.
●	Our members can earn Miles for joining, liking a brand, purchasing a promotion, sharing their promotion and creating and responding to surveys.

Marketing Plan

User Acquisition and Retention

We will grow our member base through contests, email campaigns, co-sponsorships, as well as viral and WOM models: celebrity endorsements, targeting influencers, targeted geographic campaigns, referrals; among other strategies.  We will use P/R firms to optimize our messaging.

Client Facing

We will be offering a consultative approach to our clients and advertisers.  As such, we aim to become a social media agency of choice for brands that seek to elevate their social media and digital footprint in a targeted and effective manner.  We will aim to offer the benefits of a pay-per-performance/conversion model to our clients and advertisers in addition to existing pay per click/impression deliverables offered by most competitors.

Corporate

Our Corporate Marketing initiatives will include fundraising, media relations/press releases and event management.

Sales Strategy

We will be building a national sales team who will be targeting brands from different industry sectors in across various geographic areas, including:

-	the Service Sector;
-	Sport Franchises/Venues and Sporting Goods;
-	Events & Entertainment (radio, television, theatres, plays, labels, etc);
-	Food & Restaurants;
-	Retail;
-	Health & Beauty; and,
-	Home Furnishing.

Our sales team will consist of inside and outside sales representatives who have experience with social media and a relationship with, and a strong understanding of, brands. The sales team will be independent sales agents compensated on a commission plus salary basis. They will be supported with a back office of brand researchers and planners to help develop marketing plans, campaigns to meet the individual brand needs and to ensure the business goals of all of our brands are addressed on an ongoing basis.

The MoPals’ sales team will work one on one with each brand/owner/manager to help build their user base using the MoPals’ model, which includes the following:

-	helping brands increase their Facebook/Twitter user base;
-	develop a more targeted clientele for the brand;
-	work as a match maker for the customer (users and brands), in order to get the greatest brand exposure to the most purchase-ready customer;
-	deliver great service to all brands and customers to increase the likelihood that these customers will become repeat customers.

Competition

We face significant competition in almost every aspect of our business, including from discount buy companies such as Groupon, Dealfind, Living Deal, Living Social, WagJag, and Buytopia.  These sites offer a variety of services that may compete with and are similar to MoPals’ services and features.

We also face competition from loyalty programs, such as Air Miles, Aeroplan and from the many other loyalty programs of various brands, such as Starbucks and Sears.

Lastly, we compete with traditional media companies that provide coupons and discounts on products and services.

However, while we have some similarities, we feel our competitive advantage is providing our users with a combination of loyalty reward miles, promotional offers and surveys under one platform, along with and not limited to the following:

●	Optimizing brand awareness while maintaining brand image;
●	IQ for brand targeted campaigns;
●	IQ for members;

●	Peer-to-peer campaigns;
●	Incentives for consumers remaining loyal with their purchase habits;
●	Members and brands create insightful surveys/polls;
●	Local presence and understanding of local business trends;
●	Ability to deliver a high volume of relevant deals to consumers; and,
●	Ability to generate positive return on investment for brands.

We believe we will compete favorably on the factors described above.  However, we anticipate that large, more established companies may directly compete with us based on the fact they have longer operating histories and significantly greater financial, technical, and other resources than we do.

Metrics

Our operating metrics help us to understand and measure the engagement levels of our users, the size of our brand audience, our reach and the overall monetization of our users and brands.

At MoPals, we will be measuring our business in six ways:

●	Number of registered members;
●	Member retention by repeat engagement;
●	Number of unique visitors to our website and the number of page views on our website;
●	Merchant acquisition & promotional items posted and sold;
●	Gross profit on promotional items sold; and,
●	Miles earned by users.

We intend to generate revenue from “likes” on brands, percentage of the sale of the coupons/promotions being offered from brands, and the IQ service for the brands; however, we believe that our most important measurement is our gross profit on goods sold for our business because it is a reflection of the value of our service to our merchants. Gross profit is influenced by the mix of deals we offer to our customers. For example, gross profit can vary depending on the category of products or services offered and the size of the offer in a particular deal. Likewise, gross profit can be adversely impacted by offers that we make for the principal purpose of acquiring new subscribers or establishing our brand and building scale in a new market. Gross profit can be impacted due to the volume of the offers from the brand (more offers posted in a year could result in a change in margins).

Intellectual Property

We protect our core technology and intellectual property rights by relying on federal, state/provincial and common law rights, as well as contractual restrictions. We control access to our proprietary technology by entering into confidentiality agreements with our employees, contractors, and with third parties.

In addition to these contractual arrangements, we may also rely on a combination of trade secrets, copyrights, trademarks, service marks, trade dress, domain names and patents to protect our intellectual property. We may pursue the registration of certain copyrights, trademarks, service marks and domain names in Canada and the United States and potentially in certain locations outside these areas.

Circumstances outside our control could pose a threat to our intellectual property rights. For example, effective intellectual property protection may not be available in the United States or other countries in which we operate. Also, the efforts we have taken to protect our proprietary rights may not be sufficient or effective. Any significant impairment of our intellectual property rights could harm our business or our ability to compete. Also, protecting our intellectual property rights is costly and time-consuming. Any unauthorized disclosure or use of our intellectual property could make it more expensive to do business and harm our operating results.

Additionally, companies in the internet, technology, and social media industries may own large numbers of patents, copyrights, trademarks, and trade secrets and may frequently threaten or enter into litigation based allegations of infringement, misappropriation or other violations of intellectual property or other rights.

Regulatory Matters/Compliance

We are subject to a number of Canadian federal and provincial, as well as American federal and state laws and regulations affecting companies conducting business on the internet.  As we expand, we may be subject to similar laws and regulations in jurisdictions outside of Canada and the United States.  These laws are constantly evolving and being tested in courts and could be interpreted in a variety of ways that could harm our business. These laws and regulations may involve such areas as taxation, tariffs, privacy and protection of number data, rights of publicity, content, intellectual property, distribution, electronic contracts and other communications, competition, protection of minors, consumer protection, and the provision of online payment services, among other areas.

In the United States and internationally, laws relating to the liability of providers of online services for activities of their users and other third parties are currently being tested by a number of claims, including actions based on invasion of privacy and other torts, unfair competition, copyright and trademark infringement, and other theories based on the nature and content of the materials searched, the ads posted, or the content provided by users. We offer our users various types of sweepstakes, giveaways and promotion opportunities. We are subject to laws in a number of jurisdictions concerning the operation and offering of such activities, many of which are still evolving and could be interpreted in ways that could harm our business.  Any court ruling or other governmental action that imposes liability on providers of online services for the activities of their users and other third parties could harm our business.

In addition, rising concern about the use of social networking technologies for illegal conduct, such as the unauthorized dissemination of national security information, money laundering or supporting terrorist activities may in the future produce legislation or other governmental action that could require changes to our products or services, restrict or impose additional costs upon the conduct of our business or cause users to abandon material aspects of our service.

It is not clear how existing laws governing issues such as property ownership, sales and other taxes, libel and personal privacy apply to the internet as the vast majority of these laws were adopted prior to the advent of the internet and do not contemplate or address the unique issues raised by the internet or e-commerce. In addition, it is possible that governments of one or more countries may seek to censor content available on our websites or may even attempt to completely block access to our websites. Accordingly, adverse legal or regulatory developments could substantially harm our business.

We are also subject to federal, state, provincial and foreign laws regarding privacy and protection of user data. Foreign data protection, privacy, and other laws and regulations are often more restrictive than those in the United States. U.S. federal and state and foreign laws and regulations are constantly evolving and can be subject to significant change. In addition, the application and interpretation of these laws and regulations are often uncertain, particularly in the new and rapidly-evolving industry in which we operate. There are also a number of legislative proposals pending before the U.S. Congress, various state legislative bodies, and foreign governments concerning data protection which could affect us. For example, a revision to the 1995 European Union Data Protection Directive is currently being considered by legislative bodies that may include more stringent operational requirements for data processors and significant penalties for non-compliance.

We post our Privacy Policy and Terms of Service online, in which we describe our practices concerning the use, transmission and disclosure of user data. Any failure by us to comply with our posted privacy policy or privacy related laws and regulations could result in proceedings against us by governmental authorities or others, which could harm our business. In addition, the interpretation of data protection laws, and their application to the Internet is unclear and in a state of flux. There is a risk that these laws may be interpreted and applied in conflicting ways from state to state, province to province, country to country, or region to region, and in a manner that is not consistent with our current data protection practices. Complying with these varying international requirements could cause us to incur additional costs and change our business practices. Further, any failure by us to adequately protect our players’ privacy and data could result in a loss of player confidence in our services and ultimately in a loss of players, which could adversely affect our business.

Offers and/or Miles may be considered gift cards, gift certificates, stored value cards or prepaid cards and therefore governed by, among other laws, the CARD Act and state and provincial laws governing gift cards, stored value cards and coupons. Many of these laws contain provisions governing the use of gift cards, gift certificates, stored value cards or prepaid cards, including specific disclosure requirements and prohibitions or limitations on the use of expiration dates and the imposition of certain fees. If Offers and/or Miles are subject to the CARD Act, the value of the Offer and/or Miles must not expire before the later of (i) five years after the date on which the Offer and/or Miles were issued; and (ii) the Offer and/or Miles’ expiration date (if any).

In addition, certain states and foreign jurisdictions have requirements for disclosure and product terms and conditions, including expiration dates and permissible fees that might apply to Mopals. Some states and foreign jurisdictions also include gift cards under their unclaimed and abandoned property laws which require companies to remit to the government the value of the unredeemed balance on the gift cards after a specified period of time (generally between one and five years) and impose certain reporting and recordkeeping obligations. We do not remit any amounts relating to unredeemed Offers and/or Miles based upon our assessment of applicable laws. The analysis of the potential application of the unclaimed and abandoned property laws to Offers and/or Miles is complex, involving an analysis of constitutional and statutory provisions and factual issues, including our relationship with customers and merchants and our role as it relates to the issuance and delivery of an Offer and/or Miles.

Many states have passed laws requiring notification to subscribers when there is a security breach of personal data. There are also a number of legislative proposals pending before the U.S. Congress, various state legislative bodies and foreign governments concerning data protection. In addition, data protection laws in Europe and other jurisdictions outside the United States may be more restrictive, and the interpretation and application of these laws are still uncertain and in flux. It is possible that these laws may be interpreted and applied in a manner that is inconsistent with our data practices. If so, in addition to the possibility of fines, this could result in an order requiring that we change our data practices, which could have an adverse effect on our business. Furthermore, the Digital Millennium Copyright Act has provisions that limit, but do not necessarily eliminate, our liability for linking to third-party websites that include materials that infringe copyrights or other rights, so long as we comply with the statutory requirements of this act. Complying with these various laws could cause us to incur substantial costs or require us to change our business practices in a manner adverse to our business.

Various laws and regulations in the United States, Canada, and abroad, such as the Bank Secrecy Act, the Dodd-Frank Act, the USA PATRIOT Act, and the Credit CARD Act impose certain anti-money laundering requirements on companies that are financial institutions or that provide financial products and services. For these purposes, financial institutions are broadly defined to include money services businesses such as money transmitters, check cashers and sellers or issuers of stored value. Examples of anti-money laundering requirements imposed on financial institutions include customer identification and verification programs, record retention policies and procedures and transaction reporting. We do not believe that we are a financial institution subject to these laws and regulations based, in part, on the characteristics of the offers and/or Miles and our role with respect to the distribution of the offers and/or Miles to customers. However, the Financial Crimes Enforcement Network, a division of the U.S. Treasury Department tasked with implementing the requirements of the Bank Secrecy Act, recently proposed amendments to the scope and requirements for parties involved in stored value or prepaid access, including a proposed expansion of the definition of financial institution to include sellers or issuers of prepaid access. In the event that this proposal is adopted as proposed, it is possible that an offer and/or the Miles could be considered a financial product and that we could be a financial institution.

Additionally, the Personal Information Protection and Electronic Documents Act [PIPEDA] (Canada) requires organizations to take reasonable steps to safeguard the personal information in their custody or control from such risks as unauthorized access, collection, use, disclosure, copying, modification, disposal or destruction. The first step in developing reasonable safeguards is to collect only the personal information that is needed for a particular purpose. If it is not needed, organizations should not collect it. But if they do, they need to take appropriate precautions.

Reasonable safeguards include several layers of security, including, but not limited to:

●	risk management,
●	security policies,
●	human resources security,
●	physical security,
●	technical security,
●	incident management, and
●	business continuity planning.

In addition, because our services are accessible worldwide, certain foreign jurisdictions have claimed and others may claim that we are required to comply with their laws, including in jurisdictions where we have no local entity, employees, or infrastructure.

Material Agreements

At the present time, there are no material agreements to disclose.

Employees & Independent Contractors

As of March 1, 2013, we had one (1) full-time employees and nine (9) independent contractors.  Neither of these employees are represented by collective bargaining agreements.  The Company considers it relations with its employees and independent contractors to be in good standing.

Key Personnel

The Company’s founder and Chief Executive Officer is Alex Haditaghi, an entrepreneur who has successfully lead several development stage companies into high revenue generating businesses.  In 2008, Profit Magazine recognized Alex as being the leader of Canada’s fastest emerging growth company, since its inception in 2005.  In 2009, he founded Pacific NA Financial Group of Companies, which later acquired Mortgage Architects Inc., a national mortgage brokerage, and Radius Financial Inc. (formerly myNext Mortgage Company), a national mortgage lender, in early 2010.

Hamid Ghofrani, Ph.D., M.Eng., MCS is the Chief Data Scientist at the Company.  He earned his Ph.D. in the field of Applied Statistics from the University of California at Santa Barbara with an emphasis on statistical models for social networks.  Prior to joining MoPals, Mr. Ghofrani worked for six years as a researcher and teaching assistant for the University of California at Santa Barbara and has consulted firms and individuals on a variety of applications.  Hamid also holds a Masters’ degree in Electrical and Computer Engineering and has been a software engineer and consultant for the telecommunications industry.  Hamid’s education and expertise is the foundation behind MoPals’ proprietary social media data mining engine.

Arsen Tumyanan, M.Sc., A.C. is a technical project manager and software engineer who specializes in internet web and mobile applications development.  Arsen holds a master’s degree in computer science from the University of Toronto.

Andrew Leschinsky, Vice President of Technology,, Andrew has a Masters Degree in Computer Science from Donetsk State Technical University, Ukraine, 1993 – 1998.  Andrew has been also responsible for running 3 Linux-based servers in Amazon EC2 cloud, serving a few client web, and 2 web projects with larger databases (tens of millions of records, massive computational background tasks, integration with Facebook and a credit card processing gateway).  For the six years prior to joining the Company Andrew was employed as a Web Developer and IT Manager by ICM Consulting.   Andrew’s technical experience and abstract thinking ensures that MoPals embarks on the correct technological path.

Alexander Shalymenov, Creative Director, Alexander graduated with a degree in Advertising Design from the Kazakh Leading Academy of Architecture and Civil Engineering at Kazakhstan. He also completed a diploma in Digital Media Design (honors) from the International Academy Design & Technology, and an e-commerce developer certificate from IT Academy in Toronto. Spending 7 years as the Lead Designer at Dealfind.com and Menupalace.com, Alexander brings the MoPals vision to life with his visual and design excellence.

Steven Conville, M.B.A., FCSI,, as the vice president of several investment brokerage firms, has overseen assets in excess of $100 million.  With 20 years of financial services experience, he is a Certified Financial Planner with CFP, FCSI and CIM designations and is licensed to sell securities in Canada and the United States.  Steven brings a wealth of knowledge to MoPals in the areas of business development, investment sales and structuring and financial management.

Properties

The Company’s corporate headquarters is located in Toronto, Ontario.  A related party currently leases, via a sub-let, a space located at 294 Richmond Street East, Suite 200, Toronto, Ontario, M5A 1P5 and has made an arrangement to allow MoPals to occupy the space as our corporate offices for the duration of the lease.  The sub-lease is for a term of one year and five months which commenced on October 1, 2012 and ends on February 27, 2014.

Corporate Information

Our headquarters is located at 294 Richmond Street East, Suite 200, Toronto, Ontario, M5A 1P5. Our telephone number is (416) 362-4888. Our website is www.mopals.com.

RISK FACTORS

 An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below, together with all of the other information included in this Report, before making an investment decision. If any of the following risks actually occurs, our business, financial condition or results of operations could suffer. In that case, the trading price of our shares of common stock could decline and you may lose all or part of your investment. See “Cautionary Note Regarding Forward Looking Statements” above for a discussion of forward-looking statements and the significance of such statements in the context of this Report.

Risks Related to Our Business

Our business is subject to numerous risks and uncertainties, including those highlighted elsewhere in this prospectus. Some of these risks include:

●
We currently rely on investments from shareholders for capital to develop and build our business.  Our capital resources may be depleted before we are able to execute our business plan and we may not be successful in raising capital from the market or from investors to sustain our business capital requirements.

●
We have a short operating history in a rapidly changing industry, which makes it difficult to evaluate our future prospects and future financial results and may increase the risk that we will not be successful;

●	If we fail to retain existing users or add new users, or if users decrease their level of engagement with the Company, our revenue, financial results, and business may be significantly harmed;

●	If we fail to retain existing brands or add new brands, or if brands decrease their interest with MoPals, our revenue, financial results, and business may be significantly harmed;

●	We may not be successful in our efforts to grow and further monetize our Platform;

●	If we are unable to maintain a good relationship with Facebook, our business will suffer;

●
Expansion into international markets is important for our growth, and as we expand internationally, we face additional business, political, regulatory, operational, financial and economic risks, any of which could increase our costs and hinder such growth.

●	Our business is highly competitive, and competition presents an ongoing threat to the success of our business;

●
Our business is subject to complex and evolving U.S., Canadian and foreign laws and regulations regarding privacy, data protection, and other matters. Many of these laws and regulations are subject to change and uncertain interpretation, and could harm our business;

●
Improper access to or disclosure of our users’ information, security breaches, computer viruses, computer hacking, or violation of our terms of service or policies, could harm our reputation and adversely affect our business;

●	Any failure or significant interruption in our network could impact our operations and harm our business;

●	If we are unable to protect our intellectual property, the value of our brand and other intangible assets may be diminished, and our business may be adversely affected.

●	Our CEO has control over key decision making as a result of his control of a majority of our voting stock;

●	The loss of Alex Haditaghi or other key personnel could harm our business; and,

●	The market price of our common stock may be volatile or may decline, and you may not be able to resell your shares at or above the initial stock price.

Risks Related to Ownership of Our Common Stock

There is no public trading market for our Common Stock and you may not be able to resell your Common Stock.

To date, there has not been an established public trading market for our Common Stock.  Although we intend to be quoted on the OTCBB in the United States, our shares are not and have not been quoted on any exchange or quotation system.  We cannot assure you that a market maker will agree to file the necessary documents with the FINRA, nor can there be any assurance that such an application for quotation will be approved or that a regular trading market will develop or that if developed, will be sustained.  In the absence of a trading market, an investor may be unable to liquidate its investment, which will result in the loss of your investment.

If a trading market is established, we cannot assure you that our stock price will not decline.

An active public market for our Common Stock may not develop or be sustained. In the event a market develops for our Common Stock, the market price of our Common Stock may be highly volatile, as is the stock market in general, and the market for OTC Bulletin Board quoted stocks in particular.

The price of our stock may change in response to variations in our operating results and also may change in response to other factors, including factors specific to technology companies, many of which are beyond our control. Among the factors that could affect our stock price are:

●	the financial projections that we may choose to provide to the public, any changes in these projections or our failure for any reason to meet these projections;

●	actual or anticipated fluctuations in our revenue and other operating results;

●	the development and sustainability of an active trading market for our Common Stock;

●	success of competitive products or services;

●
the public's response to press releases or other public announcements by us or others, including our filings with the SEC, announcements relating to litigation, significant products or features, technical innovations, and actual or anticipated changes in the size of our user base or the level of user engagement;

●	speculation about our business in the press or the investment community;

●	future sales of our Common Stock by our significant stockholders, officers and directors;

●	changes in our capital structure, such as future issuances of debt or equity securities;

●	our entry into new markets;

●
regulatory or legislative developments in Canada, the United States or foreign countries, as well as pending lawsuits or regulatory actions, including interim or final rulings by judicial or regulatory bodies;

●	strategic actions by us or our competitors, such as acquisitions, restructurings, strategic partnerships, joint ventures and capital commitments;

●	changes in accounting principles;

●	changes in operating performance and stock market valuations of technology companies in our industry, including our platform developers and competitors;

●	price and volume fluctuations in the overall stock market, including as a result of trends in the economy as a whole; and,

●	other events or factors, including those resulting from war or incidents of terrorism, or responses to these events.

In addition, the stock markets have experienced extreme price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many technology companies. Stock prices of many technology companies have fluctuated in a manner unrelated or disproportionate to the operating performance of those companies. In the past, stockholders have filed securities class action litigation following periods of market volatility. If we were to become involved in securities litigation, it could subject us to substantial costs, divert resources and the attention of management from our business, and adversely affect our business. Therefore, we cannot assure you that you will be able to resell your shares of our Common Stock at or above the initial stock price.

We will have broad discretion in using our net proceeds, and the benefits from our use of the proceeds may not meet investors' expectations.

Our management will have broad discretion over the allocation of our net proceeds as well as over the timing of their use without the need for stockholder approval. We have not yet determined how the net proceeds to be received by us will be used, other than for the further development of our operations, working capital and general corporate purposes. As a result, investors will be relying upon management's judgment with only limited information about our specific intentions for the use of our net proceeds.  Our failure to apply these proceeds effectively could cause our business to suffer.  Pending their use, we may invest the net proceeds in a manner that does not produce income or that loses value.

We have no plans to pay dividends.

To date, we have paid no cash dividends on our Common Stock.  We currently intend to retain any future earnings to finance the operation and expansion of our business, and we do not expect to declare or pay any dividends in the foreseeable future. As a result, you may only receive a return on your investment in our Common Stock if the market price of our Common Stock increases.

Future issuance of our Common Stock could dilute the interests of existing shareholders.

We may issue additional shares of our Common Stock in the future. The issuance of a substantial amount of Common Stock could have the effect of substantially diluting the interests of our shareholders. In addition, the sale of a substantial amount of Common Stock in the public market, either in the initial issuance or in a subsequent resale by the target company in an acquisition which received such Common Stock as consideration or by investors who acquired such Common Stock in a private placement could have an adverse effect on the market price of our Common Stock.

The requirements of being a public company may strain our resources and divert management’s attention.

As a public company, we will incur significant legal, accounting and other expenses that we did not incur as a private company. We are subject to the SEC’s rules and regulations relating to public disclosure. SEC disclosures generally involve a substantial expenditure of financial resources. Compliance with these rules and regulations will significantly increase our legal and financial compliance costs, make some activities more difficult, time-consuming or costly, and increase demand on our systems and resources.  Management may need to increase compensation for senior executive officers, engage additional senior financial officers who are able to adopt financial reporting and control procedures, allocate a budget for an investor and public relations program, and increase our financial and accounting staff in order to meet the demands and financial reporting requirements as a public reporting company. Such additional personnel, public relations, reporting and compliance costs may negatively impact our financial results.  As a result of disclosure of information in this prospectus and in filings required of a public company, our business and financial condition will become more visible, which we believe may result in threatened or actual litigation, including by competitors and other third parties. If such claims are successful, our business and operating results could be harmed, and even if the claims do not result in litigation or are resolved in our favor, these claims, and the time and resources necessary to resolve them, could divert the resources of our management and harm our business and operating results.

The application of the Securities and Exchange Commission’s “penny stock” rules to our Common Stock could limit trading activity in the market, and our shareholders may find it more difficult to sell their stock.

It is expected our Common Stock will be trading at less than $5.00 per share and is therefore subject to the SEC penny stock rules. Penny stocks generally are equity securities with a price of less than $5.00. Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. The broker-dealer must also make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security that becomes subject to the penny stock rules. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit their market price and liquidity of our securities. These requirements may restrict the ability of broker-dealers to sell our Common Stock and may affect your ability to resell our Common Stock.

If we are unable to implement and maintain effective internal financial reporting controls and procedures in the future, it could cause us to fail to meet our reporting obligations, result in the restatement of our financial statements, harm our operating results, subject us to regulatory scrutiny and sanction, cause investors to lose confidence in the accuracy and completeness of our financial reports and the market price of our Common Stock may be negatively affected.

As a public company, we will be required to maintain effective internal controls over financial reporting and to report any material weaknesses in such internal controls, such as the prevention of fraud. We maintain a system of internal control over financial reporting, which is defined as a process designed by, or under the supervision of, our principal executive officer, or a person performing similar functions, and effected by our board of directors, management and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles.

As a public company, we will have significant additional requirements for enhanced financial reporting and internal controls. We will be required to document and test our internal control procedures in order to satisfy the requirements of Section 404 of the Sarbanes-Oxley Act of 2002, which requires annual management assessments of the effectiveness of our internal controls over financial reporting. The process of designing and implementing effective internal controls is a continuous effort that requires us to anticipate and react to changes in our business and the economic and regulatory environments and to expend significant resources to maintain a system of internal controls that is adequate to satisfy our reporting obligations as a public company.

We cannot assure you that we will not, in the future, identify areas requiring improvement in our internal control over financial reporting. We cannot assure you that the measures we will take to remediate any areas in need of improvement will be successful or that we will implement and maintain adequate controls over our financial processes and reporting in the future as we continue our growth. If we are unable to establish appropriate internal financial reporting controls and procedures, it could cause us to fail to meet our reporting obligations, result in the restatement of our financial statements, harm our operating results, subject us to regulatory scrutiny and sanction, cause investors to lose confidence in the accuracy and completeness of our financial reports and the market price of our Common Stock could be negatively affected and we could become subject to investigations by the stock exchange on which our securities are listed or other regulatory authorities, which could require additional financial and management resources.

Because our directors and executive officers are among our largest shareholders, they can exert significant control over our business and affairs and have actual or potential interests that may depart from those of other shareholders.

Our directors and executive officers will own or control a significant percentage of the Common Stock.  Additionally, the holdings of our directors and executive officers may increase in the future upon vesting or other maturation of exercise rights under any of the options or warrants they may hold or in the future be granted or if they otherwise acquire additional shares of our Common Stock.  The interests of such persons may differ from the interests of our other shareholders.  As a result, in addition to their board seats and offices, such persons will have significant influence over and control all corporate actions requiring shareholder approval, irrespective of how the Company’s other shareholders may vote, including the following actions:

●	to elect or defeat the election of our directors;

●	to amend or prevent amendment of our Certificate of Incorporation or By-laws;

●	to effect or prevent a merger, sale of assets or other corporate transaction; and

●	to control the outcome of any other matter submitted to our shareholders for vote.

Such persons’ stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of the Company, which in turn could reduce our stock price or prevent our shareholders from realizing a premium over our stock price.

The market for penny stocks has experienced numerous frauds and abuses which could adversely impact investors in our stock.

OTCBB securities are frequent targets of fraud or market manipulation, both because of their generally low prices and because OTCBB reporting requirements are less stringent than those of the stock exchanges or NASDAQ.

Patterns of fraud and abuse include:

●	Control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;

●	Manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;

●	“Boiler room” practices involving high pressure sales tactics and unrealistic price projections by inexperienced sales persons;

●	Excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and

●
Wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the inevitable collapse of those prices with consequent investor losses.

Our management is aware of the abuses that have occurred historically in the penny stock market.

FINANCIAL INFORMATION

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

The information and financial data discussed below is derived from the audited consolidated financial statements of MoPals Canada Inc. for the period August 7, 2012 (Mopals Canada Inc. inception) through December 31, 2012.  The consolidated financial statements of MoPals Canada Inc. were prepared and presented in accordance with generally accepted accounting principles in the United States. The information and financial data discussed below is only a summary and should be read in conjunction with the historical financial statements and related notes of Mopals Canada Inc. contained elsewhere in this Report. The financial statements contained elsewhere in this Report fully represent MoPals Canada Inc. financial condition and operations; however, they are not indicative of the Company’s future performance.  See “Cautionary Note Regarding Forward Looking Statements” above for a discussion of forward-looking statements and the significance of such statements in the context of this Report.

Overview

Mortgagebrokers.com Holdings, Inc. was incorporated under the laws of Delaware on February 6, 2003 as MagnaData, Inc.  In February 2005, articles of amendments were filed with the State of Delaware changing the name of our Company to MortgageBrokers.com Holdings, Inc. and thereafter operated as a mortgage brokerage in Canada.  The Company intends to file articles of amendment with the State of Delaware changing the name of our Company to MoPals.com, Inc. pursuant to the Spin Out and Cancellation and subsequent execution of the Exchange Agreement.

Corporate History of MoPals

MoPals (Nevada) was incorporated in the State of Nevada on November 6, 2012.

IQIC was incorporated federally in Canada on August 7, 2012.  On November 7, 2012, IQIC filed Articles of Amendment to its Articles of Incorporation to change its name to “MoPals Canada Inc.”.  Mopals Canada Inc. has 100 shares outstanding.  All of these shares are owned by the parent company, MoPals (Nevada), making MoPals Canada Inc. a wholly-owned subsidiary of MoPals (Nevada).

Pursuant to execution of the Exchange Agreement, MortgageBrokers.com Holdings, Inc. acquired 100% of the issued and outstanding equity securities of MoPals (Nevada) and subsequently changed the Company’s name to MoPals.com, Inc.

Development Stage Company

MoPals Canada Inc. is a development stage company.  To-date, operations have been focused on:

●	building our business plan;

●	preparing corporate agreements and contracts;

●	interviewing and hiring staff

●	establishing an office location; and

●	capital raising activities from accredited investors.

Staffing

As of March 1, 2013, we had one (1) full-time employees and nine (9) independent contractors.  The Company considers it relations with its employees and independent contractors to be in good standing.

Offices

The Company’s corporate office is currently located at Suite 200, 294 Richmond Street East, Toronto, Ontario, M5A 1P5.  Our current contact information for our Ontario office is telephone number: (416) 362-4888.  Our internet website can be found under the domain name: www.mopals.com.

Results of Operations

The Period August 7, 2012 (inception) through December 31, 2012

Mopals Canada Inc. had no reported revenue in the 5 month period commencing August 7, 2012 (inception) to December 31, 2012.

Mopals Canada Inc.’s reported operating expenses during the period commencing August 7, 2012 (inception) to December 31, 2012 of $163,237.  The primary components that comprise our operating expenses are consultant and contractor fees, general and administrative expenses and occupancy costs which are explained in detail as follows:

●	During the five month period commencing August 7, 2012 (inception) to December 31, 2012, 71% of the operating expenses or $116,378 was associated with consultant and contractor fees and expenses;

●	During the five month period commencing August 7, 2012 (inception) to December 31, 2012, 13% of the operating expenses or $20,972 was associated with general and administrative expenses; and

●	During the five month period commencing August 7, 2012 (inception) to December 31, 2012, 15% of the operating expenses or $24,784 was associated with occupancy expenses.

Liquidity and Capital Resources

At December 31, 2012, we had $175,799 in cash, $32,317 in prepaid expenses and $55,322 in equipment for a total of $263,438 in assets.

At December 31, 2012, we had $20,348 in accounts payable and accrued liabilities and $364,315 in loans payable to a shareholder for a total of $384,663 in liabilities.

Management makes the following comments regarding the most significant factors affecting Mopals Canada Inc.’s liquidity and capital resources and their measured trends over the reporting period:

●
The controlling shareholder and Chief Executive Officer of Mopals Canada Inc. advanced $364,315 into the Company to fund the working capital of Mopals Canada Inc., and over the period commencing November 6, 2012 (inception) to December 31, 2012, Mopals Canada Inc.’s cash position decreased by 48%.  The advances are unsecured, non-interest bearing and due on demand.

●
Over the five month period commencing August 7, 2012 (inception) to December 31, 2012, accounts payable and accrued liabilities amounted to $20,348.  These payables are associated with legal expenses, audit fees and trades payable.

Mopals Canada Inc. reported a net loss from operations for the five months commencing August 7, 2012 (inception) to December 31, 2012 of $163,237 with a net loss in cash from operating activities of $174,103 and a net gain in cash from financing activities of $405,315 during the same period.

In the event that Mopals Canada Inc. continues to have operating losses beyond its available working capital resources or deficit funding arrangements, experiences unforeseen impacts to cash flow or a prolonged market downturn, Mopals Canada Inc. will need to rely upon the issuance of common stock and additional capital contributions from shareholders and/or loans from shareholders, related-party companies and third-party lenders to meet its working capital needs.  There is no guarantee that Mopals Canada Inc. would be able to raise equity or debt capital to fund operations in the future.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

Critical Accounting Policies

Our financial statements have been prepared in accordance with accounting principles generally accepted in the United States. To prepare these financial statements, we must make estimates and assumptions that affect the reported amounts of assets and liabilities. These estimates also affect our expenses. Judgments must also be made about the disclosure of contingent liabilities. Actual results could be significantly different from these estimates. We believe that the following discussion addresses the accounting policies that are necessary to understand and evaluate our reported financial results.

Recently Issued Accounting Pronouncements

There are no recently issued accounting pronouncements that have not yet been adopted that are expected, when adopted, to have a material impact on the consolidated financial statements or notes thereto.

DESCRIPTION OF PROPERTY

The Company’s corporate headquarters is located in Toronto, Ontario.  A related party currently leases, via a sub-let, a space located at 294 Richmond Street East, Suite 200, Toronto, Ontario, M5A 1P5 and has made an arrangement to allow MoPals to occupy the space as our corporate offices for the duration of the lease.  The sub-lease is for a term of one year and five months which commenced on October 1, 2012 and ends on February 27, 2014.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows the beneficial ownership of our Common Stock as of March 26, 2013  held by (i) each person known to us to be the beneficial owner of more than five percent (5%) of our Common and Preferred Stock; (ii) each director; (iii) each executive officer; and (iv) all directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC, and generally includes voting power and/or investment power with respect to the securities held.  Shares of Common Stock subject to options and warrants currently exercisable or which may become exercisable within 60 days of March 26, 2013, are deemed outstanding and beneficially owned by the person holding such options or warrants for purposes of computing the number of shares and percentage beneficially owned by such person, but are not deemed outstanding for purposes of computing the percentage beneficially owned by any other person.  Except as indicated in the footnotes to this table, the persons or entities named have sole voting and investment power with respect to all shares of our Common Stock shown as beneficially owned by them.

Name of Beneficial Owner and Address (1)	Amount and Nature of Beneficial Ownership of Common Stock		Percent of Common Stock (2)
5% Shareholders
8412910 Canada Inc.	41,000,000		79.93%
2356794 Ontario Inc.	4,500,000		8.77%
8413037 Canada Inc.	4,500,000		8.77%
Directors and Executive Officers
Alex Haditaghi	41,857,800	(3)	81.16%
All directors and officers as a group (1 person)	41,857,800		81.16%

(1)	Unless otherwise noted, the address of each beneficial owner is c/o 294 Richmond Street East, Suite 200, Toronto, Ontario, CANADA, M5A 1P5.
(2)	Based on 51,294,993 shares of Common Stock issued and outstanding as of March 26, 2013.
(3)	Includes 41,000,000 shares held by 8412910 Canada Inc., in which Alex Haditaghi owns 100% of the company.

Changes in Control

We are not aware of any person who owns of record, or is known to own beneficially, five percent or more of our outstanding securities of any class, other than as set forth above.   Reference is made to Item 2.01 and Item 5.01 for a description of the change in control of the Company as a result of the transactions disclosed herein.

DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth the names and ages of all of our directors, executive officers and key employees; and all positions and offices held as of the date of this Report. The directors will hold such office until the next annual meeting of shareholders and until his or her successor has been elected and qualified.

Name	Age	Position
Alex Haditaghi	38	President, CEO, Secretary, Treasurer, CFO, and sole Director

The following summarizes the occupation and business experience of our sole director and executive officers:

Alex Haditaghi, President, Chief Executive Officer, Secretary, Treasurer, Chief Financial Officer, and Chairman of the Board of Directors

Alex Haditaghi has been working in the mortgage industry in Canada since 1999 and has extensive experience in both residential and commercial mortgages.  Mr. Haditaghi formed Lending Tree Canada Inc., a private mortgage brokerage operating in Canada, in 2000.  He served as President for five years until he founded MortgageBrokers.com in January 2005.  Since then, Mr. Haditaghi has been the CEO, CFO and sole director of MortgageBrokers.com Holdings, Inc. and President of its two subsidiaries.  Mr. Haditaghi is responsible for the business vision, expansion, capital resources, hiring the executive management team, establishing corporate policy and providing overall leadership to the organization.

Corporate Governance

The Company will be preparing a Corporate Governance Program applicable to its Chief Executive Officer and Chief Financial.

Committees

The board of directors has no standing committees. However, the Company intends to implement a comprehensive corporate governance program, including establishing various board committees and adopting a Code of Ethics in the future. In addition, the Company will secure Directors and Officers insurance consistent with the Company’s and Board of Director’s mandates.

Family Relationships

No family relationship has ever existed between any director, executive officer of the Company, and any person contemplated to become such.

Employment Agreements

The Company has no employment agreements with its officers or director.

Code of Ethics

The Company does not currently have a Code of Ethics, however the Company plans to adopt a Code of Ethics applicable to its Chief Executive Officer and Chief Financial Officer,

Section 16(a) Beneficial Ownership Reporting Compliance

Under Section 16(a) of the Exchange Act, our directors and certain of our officers, and persons holding more than 10 percent of our common stock are required to file forms reporting their beneficial ownership of our common stock and subsequent changes in that ownership with the United States Securities and Exchange Commission.

Mr. Haditaghi has made any filings under Section 16(a).

EXECUTIVE COMPENSATION

The following table provides information regarding the expected compensation earned during the period November 6, 2012 (inception of Mopals (Nevada)) through the fiscal year ended December 31, 2013 by our executive officers

SUMMARY COMPENSATION TABLE
Name and principal position (a)	Year (b)	Salary ($) (c)1	Bonus ($) (d)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Alex Haditaghi, Chairman and CEO	2012	$0	$0	$0	$0	$0	$0	$0	$0

Compensation of Directors

No additional compensation was paid to Alex Haditaghi, our sole director.

Stock Option Grants In The Past Fiscal Year

We have not issued any grants of stock options to any officers or directors.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS,
AND DIRECTOR INDEPENDENCE

On March 26, 2013, the Company entered into an Exchange Agreement by and among (i) the Company, (ii) MoPals, a company owned and controlled by our sole officer and director; (iii) Alex Haditaghi, our sole officer and director (“Company Principal Shareholder”) and (iv) the shareholders of MoPals (“MoPals Shareholders”). Pursuant to the terms of the Exchange Agreement, the Company acquired 100% of the issued and outstanding equity securities of MoPals in exchange for the issuance of 50,000,000 shares of the Company’s Common Stock. Our sole officer and director is a shareholder of MoPals and received 40,100,000 shares of Company Common Stock pursuant to the Share Exchange.

Immediately prior to the Share Exchange, the Company entered into an Agreement of Sale pursuant to which the Company transferred to MortgageBrokers.com Canada, Inc., a Canada Corporation owned and operated by our sole officer and director, all of the Company’s equity interest in the Company’s mortgage brokerage business, effective immediately prior to closing of the Share Exchange.  Pursuant to the Agreement of Sale, the Company Principal Shareholder forfeited all rights to any monies owed to the Company Principal Shareholder by the Company associated with a shareholder loan of approximately $220,000.

A related party currently leases, via a sub-let, a space located at 294 Richmond Street East, Suite 200, Toronto, Ontario, M5A 1P5 and has made an arrangement to allow MoPals to occupy the space as our corporate offices for the duration of the lease.  The sub-lease is for a term of one year and five months which commenced on October 1, 2012 and ends on February 27, 2014.

LEGAL PROCEEDINGS

From time to time, we may become involved in various lawsuits and legal proceedings, which arise in the ordinary course of business. Litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm business. We are currently not aware of any such legal proceedings or claims that will have, individually or in the aggregate, a material adverse effect on our business, financial condition or operating results.

MARKET PRICE AND DIVIDENDS ON OUR COMMON EQUITY
AND RELATED STOCKHOLDER MATTERS

There is no established public trading market for our Common Stock.  As of the date of this Report, there no outstanding options or warrants to purchase shares of our Common Stock.

Record Holders

As of March 26, 2013, there were approximately 118 shareholders of record holding a total of 51,294,993 shares of Common Stock.  The holders of the Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of shareholders. Holders of the Common Stock have no preemptive rights and no right to convert their Common Stock into any other securities. There are no redemption or sinking fund provisions applicable to the Common Stock.

Dividends

The Registrant has not declared any cash dividends since inception and does not anticipate paying any dividends in the foreseeable future. The payment of dividends is within the discretion of the Board of Directors and will depend on the Company’s earnings, capital requirements, financial condition and other relevant factors. There are no restrictions that currently limit the Registrant’s ability to pay dividends on its Common Stock other than those generally imposed by applicable state law.

RECENT SALES OF UNREGISTERED SECURITIES

Reference is made to the disclosure set forth under Item 3.02 of this Report, which disclosure is incorporated by reference into this section.

Authorized Capital Stock

The total authorized shares of capital stock of the Company currently consists of 100,000,000 shares of common stock, par value $0.0001 per share, and 5,000,000 shares of preferred stock, par value $0.0001 per share.

Common Stock

As of the date of this report, there are 51,294,993 shares of Common Stock outstanding. All outstanding shares of Common Stock are of the same class and have equal rights and attributes. The holders of Common Stock are entitled to one vote per share on all matters submitted to a vote of shareholders of the Company. All shareholders are entitled to share equally in dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available. In the event of liquidation, the holders of Common Stock are entitled to share ratably in all assets remaining after payment of all liabilities. The shareholders do not have cumulative or preemptive rights.

Preferred Stock

Our certificate of incorporation provides that we are authorized to issue up to 5,000,000 shares of preferred stock with a par value of $0.0001 per share.  Our Board of Directors has the authority, without further action by the shareholders, to issue from time to time the preferred stock in one or more series for such consideration and with such relative rights, privileges, preferences and restrictions that the board may determine. The preferences, powers, rights and restrictions of different series of preferred stock may differ with respect to dividend rates, amounts payable on liquidation, voting rights, conversion rights, redemption provisions, sinking fund provisions and purchase funds and other matters.  The issuance of preferred stock could adversely affect the voting power or other rights of the holders of Common Stock.  As of the date of this Report, there are no shares of preferred stock issued and outstanding.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our directors and officers are indemnified as provided by the Delaware corporate law and our Bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

Item 3.02	Unregistered Sales of Equity Securities.

The information contained in Item 1.01 above is incorporated herein by reference in response to this Item 3.02.

The shares of  Common Stock issued to the MoPals Shareholders connection with the Share Exchange were offered and sold in a private transaction in reliance upon exemptions from registration pursuant to Section 4(2) of the Securities Act and Rule 506 of Regulation D (“Regulation D”) promulgated under the Securities Act and Regulation S promulgated under the Securities Act. The Company made this determination based on the representations of the investors which included, in pertinent part, that each such investor was an “accredited investor” within the meaning of Rule 501 of Regulation D.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
2.1	Share Exchange Agreement by and between MortgageBrokers.com Holdings, Inc., MoPals, Inc., Alex Haditaghi, and the MoPals Shareholders dated March 26, 2013.
10.1	Agreement of Sale by and between MortgageBrokers.com Holdings, Inc., MortgageBrokers.com Canada, Inc. and Alex Haditaghi, dated March 26, 2013.
99.1	Consolidated Financial Statements of MoPals Inc.
99.2	Unaudited pro forma combined financial information of MortgageBrokers.com Holdings, Inc. and MoPals, Inc.*

  * To be filed by amendment no later than 71 calendar dates of this Report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Mortgagebrokers.com Holdings Inc.

By:	/s/ Alex Haditaghi
Alex Haditaghi
President and Chief Executive Officer

Dated: March 26, 2013